Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Columbus McKinnon Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, par value $0.01 per share	457(r)	(1)(2)	(3)	(3)	(4)	(4)

Fees to Be Paid	Equity	Preferred stock, par value $1.00 per share	457(r)	(1)(2)	(3)	(3)	(4)	(4)

Fees to Be Paid	Debt	Debt securities(5)	457(r)	(1)(2)	(3)	(3)	(4)	(4)

Fees to Be Paid	Other	Warrants(6)	457(r)	(1)(2)	(3)	(3)	(4)	(4)

Fees to Be Paid	Other	Rights(7)	457(r)	(1)(2)	(3)	(3)	(4)	(4)

Fees to Be Paid	Equity	Stock Purchase Contracts(8)	457(r)	(1)(2)	(3)	(3)	(4)	(4)

Fees to Be Paid	Other	Units(9)	457(r)	(1)(2)	(3)	(3)	(4)	(4)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts							—

	Total Fees Previously Paid							—

	Total Fee Offsets							$36,360 (4)

	Net Fees Due							—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fees Offset Claims	Columbus McKinnon Corporation	S-3	333-231827	May 30, 2019		$36,360 (4)	Unallocated (Universal) Shelf	(4)	(4)	(4)

Fees Offset Sources	Columbus McKinnon Corporation	S-3	333-231827		May 30, 2019						$11,185 (4)

Fees Offset Sources	Columbus McKinnon Corporation	S-3	333-212862		August 3, 2016						$25,175 (4)

*

Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413 of the Securities Act of 1933, as amended (the “Securities Act”).

(1)

The securities registered hereunder include such indeterminate number or aggregate principal amount of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock, units or debt securities of the registrant, (e) stock purchase contracts, (f) rights to purchase common stock, preferred stock, units or debt securities and (g) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. An indeterminate number or aggregate principal amount, as applicable, of securities of each identified class is being registered as may from time to time be offered on a primary basis at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder.

(2)

Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

(3)

The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(4)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rules 456(b) and 457(r) under the Securities Act, except for $36,360 of unused registration fees previously paid by the registrant with respect to $300,000,000 unsold aggregate offering amount that was registered by the registrant under the Registration Statement on Form S-3 (File No. 333-231827) filed with the Securities and Exchange Commission on May 30, 2019 (the “Prior Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, these unused registration fees will be applied to the fees payable pursuant to this registration statement under the applicable prospectus supplement. The offering of the unsold aggregate offering amount associated with the claimed offset under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement. In connection with the filing of the Prior Registration Statement, the total registration fee was $36,360, which was satisfied by offsetting $25,175 with fees previously paid by the registrant with respect to its registration statement on Form S-3 (File Number 333-212862) filed with the Securities and Exchange Commission on August 3, 2016 and a contemporaneous fee payment of the balance of $11,185.

(5)	The debt securities registered hereunder will consist of secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities.

(6)	Warrants entitling the holder to purchase common stock, preferred stock, units or debt securities of the registrant.

(7)	Rights to purchase common stock, preferred stock, units or debt securities of the registrant.

(8)	Stock purchase contracts with respect to either common stock or preferred stock of the registrant.

(9)	Units may consist of any combination of the securities registered hereunder.